UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 5, 2014
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CareFusion Corporation
(Exact Name of Registrant as Specified in its Charter)
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Delaware
(State or Other Jurisdiction of Incorporation)

001-34273	26-4123274
(Commission File Number)	(IRS Employer Identification Number)

3750 Torrey View Court, San Diego, California 92130
(Address of Principal Executive Offices, Including Zip Code)
(858) 617-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or Former Address, If Changed Since Last Report)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                     Submission of Matters to Vote of Security Holders.

CareFusion Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on November 5, 2014 pursuant to a definitive notice and proxy statement filed with the Securities and Exchange Commission on September 25, 2014. Descriptions of each of the proposals voted upon at the Annual Meeting are contained in the definitive proxy statement. At the close of business on September 8, 2014, the record date of the Annual Meeting, the Company had 203,401,843 shares of common stock issued and outstanding. The holders of a total of 172,590,860 shares of common stock were present at the Annual Meeting, either in person or by proxy, which total constituted a quorum for purposes of the Annual Meeting.

The following is a summary of the proposals voted on at the Annual Meeting, including the number of votes cast for and against, and the number of abstentions and broker non-votes, with respect to each proposal.

(1)	The stockholders elected three Class II directors named in the proxy statement to hold office for a term of one year, as follows:

Director	For	Against	Abstain	Broker Non-votes
Jacqueline B. Kosecoff, Ph.D.	157,999,928	3,993,279	183,987	10,413,666
Michael D. O’Halleran	161,599,363	373,164	204,667	10,413,666
Supratim Bose	160,949,025	1,037,489	190,680	10,413,666

(2)	The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2015, as follows:

For	Against	Abstain	Broker Non-Votes
166,801,074	5,481,549	308,237	N/A

(3)	The stockholders approved a non-binding advisory vote on the compensation of the Company’s named executive officers, as follows:

For	Against	Abstain	Broker Non-Votes
159,076,752	2,795,014	305,428	10,413,666

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareFusion Corporation
(Registrant)

Date: November 5, 2014	By:	/s/ Joan Stafslien
Name: Joan Stafslien
Title: Executive Vice President, General Counsel and Corporate Secretary